EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-80504 of Sharper Image Corporation, on Form S-8, of our report dated June 24, 2002, appearing in this Annual Report on Form 11-K of The Sharper Image 401k Savings Plan for the year ended December 31, 2001.



/s/ Comyns, Smith & McCleary LLP
--------------------------------
Lafayette, CA

June 28, 2002

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